Exhibit 99.2


                                November 28, 2001



BounceBackTechnologies.com,Inc.
C/O CT Corp Systems, Inc.
403 2nd Ave, South
Minneapolis, Minnesota 55401

         RE:      KEVIN M. KEAN - DEMAND ON BBTC

Dear Sir or Madam:

         This firm is engaged to represent the legal interests of Kevin M. Kean, who is the beneficial owner of no less than 1,330,559 shares of common stock in BounceBackTechnologies.com,Inc. ("BBTC" or the "Company"). In this capacity, we write to demand that BBTC, by and through its Board of Directors, take immediate steps to rectify the issues set forth in this letter. This letter will also satisfy any "demand" requirements to the Company's Board of Directors of a lawsuit against BBTC, its officers and its Board of Directors, past and present, should BBTC not either file a lawsuit or rectify the issues in a timely and satisfactory manner.

         I.       Background

         At the outset allow us to recite our understanding of the relevant corporate history for BBTC. BBTC (together with its subsidiaries) was formerly known as Casino Resource Corporation. Prior to the name change, BBTC's common stock (symbol "CSNR") and its Class A warrants (symbol "CSNRW") were originally traded on the NASDAQ National Market System. On September 16, 1993, the date of the Company's IPO, the stock closed at $1.75 per share.

         On May 24, 1999, the NASD notified the Company that the Company had not met the net tangible asset-listing requirements of NASDAQ and, therefore, the Company's common stock and its warrants would be moved to the OTCBB effective at the opening of trading on May 25, 1999. Since the move to the OTCBB, the Company's stock price has continued to plummet. As of November 20, 2001, the share price was six cents ($0.06) per share and has continued to fluctuate at this level.


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         The continued drop in the price of the stock is unacceptable for many reasons, all of which relate to the mismanagement of the Company resulting from the Company's Board of Directors and officers breach of fiduciary duties owed to the Company and its shareholders. Please consider the following:

         II.      Executive Compensation

                  A.       Salaries

         Since 1995, John J. "Jack" Pilger has served as a member of the Board of Directors and as an officer of BBTC. Pilger's base salary and overall compensation as an officer of BBTC has risen from a low of $178,426 to a high of almost $1,000,000. Noreen Pollman has also served on BBTC's Board of Directors, as a BBTC officer and as a consultant to BBTC. During this time period Pollman's compensation as an officer rose from a low of $109,546 to a high of $208,344 in 1999. Since 1996, Robert J. Allen has served on BBTC's Board of Directors and as a BBTC officer. During this time period Allen's compensation as an officer rose from a low of $116,583 to a high of $172,211 in 1999.

         These substantial increases in salary are untenable given the dramatically poor performance of BBTC's stock on the open market, and illustrates the self-dealing conducted by the above officers and directors to the detriment of the Company's best interests.

                  B.       Bonuses

         Since 1995, Jack Pilger has received forgiveness of a number of loans he owed to BBTC. To accomplish this, BBTC, through its Board of Directors ("BOD"), instituted a practice of granting Pilger bonuses in order that Pilger could apply the bonuses to his outstanding indebtedness to BBTC. This practice resulted in Pilger receiving sums of cash from BBTC without having to repay the monies in full or at all.

         Examples of this practice are as follows:

         a. Through September 30, 1997, the Company made loans to Pilger totaling $507,461 in principal and interest. Such obligations accrued at interest at rates between 7% and 9.5% per year and matured on October 1, 1999 with monthly payments of $4,500 beginning on April 1, 1998. The loans include $150,000 advanced for the purchase by Mr. Pilger of a Mississippi residence and $357,461 in other advances. No principal payments were made in fiscal year 1997.





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         b. In fiscal year 1998, Pilger was indebted to the Company in the amount of $449,461 including principal and interest. Mr. Pilger was reported as current on his obligations to the Company. The original loans include $150,000 advanced for the purchase by Mr. Pilger of a Mississippi residence in 1994 and $299,461 in other advances made to Mr. Pilger from 1994 to 1998. The avenue for Pilger staying current on these obligations began in April 1994, when BBTC purchased a residential property in Ocean Springs from Mr. Pilger, paying him $137,000 in cash. BBTC's BOD authorized BBTC to acquire from Mr. Pilger two lots that are contiguous to Pilger's residence at 303 LaSalle Court, Ocean Springs, Mississippi, which is also owned by BBTC, on August 11, 1998. In consideration for Mr. Pilger's transfer of ownership, he was given consideration equal to the land value of $86,000, of which $43,000 was paid in cash and $43,000 was applied to Mr. Pilger's loans due to the Company

         c. In fiscal year 1999, BBTC awarded Pilger an additional $123,979 of non-cash compensation which was then used to reduce Mr. Pilger's loan payable to BBTC's subsidiary in Tunisia. In addition, as of September 30, 1999, Pilger was indebted to BBTC in the amount of $385,935 including principal and interest. During 1999, the Board approved a $137,479 bonus to Mr. Pilger that was applied toward these obligations.

         d. In BBTC's fiscal year 2000, BBTC reported that Pilger was to receive noncash compensation of $165,305.64 that reduced Mr. Pilger's amount payable to BBTC. In turn, Mr. Pilger canceled monies due him the last year of his three-year agreement whereby he was to receive $126,000.00 in fees from CRC Tunisia S.A., a BBTC subsidiary, for fiscal year 2000, as compensation for his serving as Chairman on the foreign subsidiary as granted by the Board of Directors of the Company.

         Ms. Pollman has also received forgiveness of a number of loans she owed to BBTC. To accomplish this, BBTC, through its Board of Directors ("BOD"), began a practice of granting Pollman bonuses in order that she too could apply the bonuses to her outstanding indebtedness to BBTC. This practice resulted in Pollman receiving sums of cash from BBTC without having to repay the monies in full or at all.

         A prime example of this practice with respect to Pollman occurred in BBTC's fiscal year 2000, when Pollman entered into a Consulting Agreement with BBTC. The Agreement provided for a one-time bonus of up to $156,000 in stock or cash payable in full no later than December 31, 1999, $100,000 of which bonus was utilized to pay in full the $86,000 loan plus interest due to BBTC on September 1998. However, BBTC only


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reported that "as of September 30, 1998, Noreen Pollman has paid BBTC in full for a loan which had an outstanding balance of $83,278 by applying a pro rata share of money earned under terms of a Consulting Agreement during fiscal year 1998, to satisfy the debt in full."

         The practice of loan forgiveness is arbitrary, not in the best interest of the Company and appears to involve self-dealing. Moreover, this errant practice has been approved and/or ratified by the entire BBTC BOD.

         With respect to BBTC relinquishing its rights to a percentage share of the Lakes Gaming revenues from the Pokagon Tribe, please include in your investigation the legitimacy of Messrs. Pilger, Pollman and Allen receiving bonuses on this project.

         C.       Personal Consumption

         From 1995 to present, BBTC allowed Pilger to expense vast amounts of money to BBTC for Pilger's personal consumption and pleasure. In addition to the instances discussed above, examples of these expenditures are as follows:

         a. In 1995, BBTC paid for Pilger's son to attend Mercy Cross High School in Ocean Springs, Mississippi.

         b. In or around September 1998, BBTC allowed Pilger to charge $9,000 of clothes on a company credit card.

         c. BBTC paid for Pilger's personal utility bills, furniture, cellular phone charges by his wife and wife's family, and automobiles for Pilger and his family, some of which were sold for cash.

         d. BBTC allowed Pilger to run another corporation out of BBTC's corporate office. Specifically, Pilger was president and founder of Bubba Jack's Shrimp Co.,Inc. This Mississippi corporation's address is the same as BBTC's. BBTC allowed Pilger to operate this side business without any remuneration to BBTC.

         e. BBTC paid Pilger's personal legal bills, including attorney's fees and the cost of a settlement arising out of a lawsuit involving architectural work on Pilger's personal residence by the Cunningham architects based in the State of Minnesota.

         f. BBTC paid a portion of Pilger's personal costs to operate a yacht owned by Pilger.



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         III.     Sweetheart Deals

         Please also investigate each transaction between BBTC and the members of its BOD, including Pilger's Bubba Jack Shrimp Co., Inc. All these transactions should be investigated for fairness, for value and for a determination of whether each transaction was entered into for personal and/or business gain for the board member in question.

         Moreover, we request that you investigate any and all specific transactions between BBTC and/or John Pilger with respect to covering past stock price losses of one or more individuals (including but not limited to Lyle Berman) during the downward spiral of the stock over the last three years, including a full accounting and the reasoning behind loans made to individuals or family trusts.

         Finally, please undertake an accounting of the funds received from the sale of the Country Tonite Show in Branson, MO with an identification of the recipients of all commissions, bonuses and monies from this transaction.

         IV.      Legal Actions

         Investigate the lawfulness of the institution of the criminal prosecutions of the Michael Wesaw, Christian Marie Sabella and Kevin Kean.

         V.       Short Swing and Insider Trading

         Please allow this letter to also serve as a demand that you investigate the trading history of John J. "Jack" Pilger. Specifically, demand is made on you to immediately investigate for "short swing" trading violations pursuant to
Section 16(b) of the Securities Exchange Act of 1934, of stock trades of BBTC shares of common stock by Jack Pilger whether reported or not reported to the Securities and Exchange Commission during his association with BBTC.

         Moreover, demand is made on you to investigate Mr. Pilger's stock trades in light of possible insider trading violations. Specifically, please immediately investigate and report your findings on Mr. Pilger's stock trades for the 45 days prior to each of the following events concerning BBTC's business operations:

         a. July 1, 1996 - the announcement of the agreement with Samara Casino Company to lease and operate a casino and 600-seat theater in Sousse Tunisia.

         b. September 23, 1996 - the announcement of the submission of contract to purchase Palace Casino.



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         c.       September 26, 1996 - the announcement of JV for Pigeon Forge
                  Country Tonite show.

         d. October 16, 1996 - the announcement that a bankruptcy court ruled Tuesday, October 15 in favor of the purchase of the Palace Casino by New Palace Casino LLC.

         e. November 25, 1996 - the announcement of the appointment of John Fertucci as GM and Head of Gaming Operations for Casino Resource Corp's newly formed Joint Venture, New Palace Casino LLC.

         f. January 27, 1997 - the announcement that New Palace Casino LLC was granted its conditional use permit on January 21, 1997 by the City of Biloxi.

         g. February 6, 1997 - the announcement that BBTC has sold its 20% interest in new Palace Casino LLC to JV Partners Robert and Lawana Low.

         h. July 3, 1997 - NOT ANNOUNCED - the Pokagon compact does not make it through the Michigan legislature and is delayed indefinitely.

         i. October 16, 1997 - the announcement of the opening of Tunisia casino on October 18, 1997

         j. November 11, 1997 - the announcement of BBTC's preliminary operating results of their Casino Cariabe in Tunisia, North Africa, for the first 16 days of operation.

         k. January 5, 1998 - the announcement BBTC's stock buyback program


         VI.      Usurpation and Relinquishment of Corporate Opportunities

                  Please investigate the specific transactions of BBTC allowing John Pilger to buy 800,000 shares of stock from Roy Anderson at ten cents ($0.10) a share when the stock was offered originally to BBTC for the same price. BBTC should not have allowed Pilger to buy the stock to the exclusion of the Company. The Company should have retired the stock thus increasing the value of the Company. Moreover, it is our understanding that BBTC financed Pilger's purchase of these shares. Pilger's usurpation of corporate opportunities is a breach of his fiduciary duty of care to the Company and its shareholders.




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         Moreover, please investigate and report the reasons BBTC relinquished its rights to a percentage share of the Lakes Gaming revenues from the Pokagon Tribe.

         VII. Avenues for Resolution

         Short of instituting a lawsuit subsequent to a diligent and speedy investigation, Mr. Kean submits the following as an acceptable resolution of the deficiencies noted above:

         a. Immediately remove John J. Pilger, Noreen Pollman, Robert J. Allen and Dennis Evans as officers and, if applicable, as consultants of BBTC and all of its subsidiaries.

         b. Return of the short swing trading profits realized by John J. Pilger to the Corporation.

         c. Report to the Securities and Exchange Commission the need to investigate the trading history of John J. Pilger for insider trading violation.

         d. File a report with the shareholders concerning the results of your investigation into the allegations set forth above and include a plan of action for further rectifying any misdeeds including, but not limited to, full restitution to the shareholders.

         e. Grant to Mr. Kean and his attorneys immediate access to the books, records, and accounting records of the Company and its subsidiaries, including specifically all the Tunisia operations (in the past Mr. Kean has been denied access to these items).

         Please note Mr. Kean had the right to deem this demand letter as "futile" given the fact that the BOD of BBTC are the majority shareholders of the Company in addition to having breached their fiduciary duties to the Company and its shareholders and, as such, he could have proceeded with a lawsuit. Mr. Kean retains the right to do so, and nothing contained herein is intended to, or does, waive that right. Further, once a lawsuit is initiated, any potential settlement would require court approval. Accordingly, Mr. Kean asks for BBTC's immediate attention to these issues and that a representative of the BOD, other than John J. Pilger, Noreen Pollman, Dennis Evans or Robert J. Allen, contact the undersigned to discuss BBTC's intentions with respect to this demand.